Exhibit 4.23

AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

of

HDS INVESTMENT HOLDING, INC.

dated as of September 17, 2007

i

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (as amended from time to time, this “Agreement”), dated as of September 17, 2007, by and among HDS Investment Holding, Inc., a Delaware corporation (formerly named Pro Acquisition Corporation, the “Company”), and each of the stockholders of the Company whose name appears on the signature pages hereof and any Person who becomes a party hereto pursuant to Section 8(d) (such stockholders each referred to individually as a “Stockholder,” and collectively the “Stockholders”).

RECITALS

WHEREAS, the Company has entered into that certain Purchase and Sale Agreement, dated as of June 19, 2007, as amended (the “Purchase Agreement”), by and among the Company, HDS Acquisition Subsidiary, Inc., The Home Depot, Inc., THD Holdings, LLC, Home Depot International, Inc., and Homer TLC, Inc., pursuant to which the Company has caused certain of its Subsidiaries to acquire all of the capital stock of HD Supply, Inc. and CND Holdings, Inc. and certain related intellectual property rights described in the Purchase Agreement (the “Acquisition”);

WHEREAS, in connection with the Acquisition, the Company entered into a Registration Rights Agreement, dated as of the Closing Date, with its stockholders as of that date (the “Original Agreement”);

WHEREAS, on the date hereof, the Company and certain Persons (the “Subsequent Investors”), including JFI-HDS, LLC and JFI-HDS Affiliates, LLC, are entering into Subscription Agreements, pursuant to which such Persons shall agree to purchase, and the Company shall agree to sell to such Persons, shares of Common Stock on the terms and conditions set forth therein and to become parties to this Agreement;

WHEREAS, in connection with the admission of the Subsequent Investors as stockholders of the Company, the Stockholders and the Company desire to amend and restate the Original Agreement as provided herein to provide to the Stockholders rights to registration under the Securities Act (as defined below) of Registrable Securities (as defined below), on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 8(c) of this Agreement, this amendment to the Original Agreement has been approved by Stockholders holding in excess of 50% of the outstanding Voting Securities of the Stockholders and has been unanimously approved by the Principal Investors.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

AGREEMENT

1.                                      Definitions.  As used in this Agreement, the following capitalized terms shall have the following respective meanings:

“Affiliate” has the meaning given to such term in the Stockholders Agreement.

“Bain” means Bain Capital Integral Investors 2006, LLC, acting at the direction of those Bain Investors holding a majority of the Equity Securities held by all Bain Investors.

“Bain Investors” means Bain any of its Permitted Transferees.

“Carlyle” means Carlyle Partners V, L.P.

“Carlyle Investors” means Carlyle, Carlyle Partners V-A, L.P., CP V Coinvestment A, L.P., CP V Coinvestment B, L.P. and their Permitted Transferees.

“CD&R” means Clayton, Dubilier & Rice Fund VII, L.P.

“CD&R Investors” means CD&R, CD&R Parallel Fund VII, L.P., Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P. and their Permitted Transferees.

“Charitable Organization” has the meaning given to such term in the Stockholders Agreement.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company including any shares of capital stock into which Common Stock may be converted (as a result of recapitalization, share exchange or similar event) or are issued with respect to Common Stock, including, without limitation, with respect to any stock split or stock dividend, or a successor security.

“Consulting Agreements” has the meaning given to such term in the Stockholders Agreement.

“Coordination Committee” has the meaning given to such term in the Stockholders Agreement.

“Equity Securities” has the meaning given to such term in the Stockholders Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Holdback Period” means, (i) with respect to an IPO, 180 days after and during the ten days before, (ii) with respect to any registered offering other than an IPO covered by this Agreement, 90 days after and during the ten days before, the effective date of the related registration statement or, in the case of a takedown from a shelf registration statement, 90 days after the date of the prospectus supplement filed with the SEC in connection with such takedown and during such prior period (not to exceed ten days) as the Company has given reasonable written notice to the holder of Registrable Securities and (iii) such other period as may be determined by the Coordination Committee so long as, in the case of this clause (iii), neither THD nor any of the MJ Investors is subject to a more restrictive Holdback Period than any of the Principal Investors or their Affiliates.

“Holder” means each of the Stockholders, any other Person entitled to incidental or piggyback registration rights pursuant to an agreement with the Company and any direct or indirect transferee of a Stockholder who has acquired Registrable Securities from a Stockholder not in violation of the Stockholders Agreement and who agrees in writing to be bound by the provisions of this Agreement.

“Indemnification Agreements” has the meaning given to such term in the Stockholders Agreement.

“IPO” means the initial public offering of Common Stock pursuant to an effective Registration Statement under the Securities Act.

“IPO Date” means the first date of the issuance of Common Stock in an IPO.

“MJ Investors” means JFI-HDS, LLC, JFI-HDS Affiliates, LLC and their Permitted Transferees.

“NASD” means the National Association of Securities Dealers, Inc.

“Permitted Transferee” means a Permitted Transferee under the Stockholders Agreement.

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or any department or agency thereof or any other entity.

“Principal Investors” has the meaning given to such term in the Stockholders Agreement.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” means any Common Stock or other Equity Securities held by a Holder.  As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act), (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.  No Registrable Securities may be registered under more than one Registration Statement at any one time.

“Registration Statement” means any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Requisite Investors” has the meaning given to such term in the Stockholders Agreement.

“Requisite Percentage” has the meaning given to such term in the Stockholders Agreement.

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Specified Non-Marketed Offering” means a distribution of Registrable Securities pursuant to a shelf registration statement pursuant to Section 3(e), where the Registrable Securities covered by the applicable Take-Down Notice (i) constitute less than 2% of the outstanding Equity Securities and (ii) are not to be marketed to the general public pursuant to the applicable plan of distribution.

“Stockholders Agreement” means the Amended and Restated Stockholders Agreement, dated as of the date hereof, among the Company, the CD&R Investors, the Bain Investors, the Carlyle Investors and the other stockholders of the Company party thereto, as the same may be amended from time to time in accordance with its terms.

“Subscription Agreements” has the meaning given to such term in the Stockholders Agreement.

“Subsidiary” has the meaning given to such term in the Stockholders Agreement.

“THD” means THD Holdings, LLC and its Permitted Transferees.

“Voting Securities” has the meaning given to such term in the Stockholders Agreement.

2.                                      Incidental Registrations.

(a)                                 Right to Include Registrable Securities.  If the Company proposes to register its Common Stock under the Securities Act (other than pursuant to a Registration Statement filed by the Company on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes or filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders’ rights under this Section 2.  Upon the written request of any such Holder made within fifteen days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), (ii) if such registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings and (iii) if such registration involves an IPO, the Coordination Committee shall have consented to the inclusion of Registrable Securities in such registration, in which case, subject to Section 2(b), all such Registrable Securities shall be eligible to participate in such registration.  If a registration requested pursuant to this Section 2(a) involves an underwritten public offering, any Holder of Registrable Securities requesting to be included in such registration may elect, in writing at least two business days prior to the effective date of the Registration Statement filed in connection with such registration, not to register such securities in connection with such registration.  The Company shall not be required to maintain the effectiveness of the Registration Statement for a registration requested pursuant to this Section 2(a) beyond the earlier to occur of (i) 180 days after the effective date thereof and (ii) consummation of the distribution by the Holders of the Registrable Securities included in such Registration Statement.  Any Holder of Registrable Securities who has previously elected to sell Registrable Securities in an underwritten offering pursuant to this Section 2 shall be permitted to withdraw from such registration (other than a registration that involves an IPO) by written notice to the Company if the price to the public at which such Registrable Securities are proposed to be sold will be less than 90% of the average closing price of the class of stock being sold in the offering during the 10 trading days preceding the date on which notice of such offering was given pursuant to this Section 2(a).

(b)                                 Priority in Incidental Registrations.  The Company shall use reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit Holders of Registrable Securities who have requested to include Registrable Securities in such offering to include in such offering all Registrable Securities so requested to be included on the same terms and conditions as any other shares of capital stock, if any, of the Company included in the offering.  Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering have informed the Company in writing that in its reasonable view the total number or dollar amount of securities that such Holders and the Company intend to include in such offering is such as to adversely affect the success of such offering, then the amount of securities to be offered for the account of Holders of Registrable Securities (other than the Company) shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters by first reducing, or eliminating if necessary, all securities of the Company requested to be included by the Holders of Registrable Securities requesting such registration pro rata among such Holders on the basis of the percentage of the Registrable Securities then held by such Holders (or by allocating such reduction among the Holders of Registrable Securities in such other manner as the underwriter or underwriters of such underwritten offering may require, provided that no such allocation may adversely affect THD or any MJ Investor relative to any Principal Investor or its Affiliates).

3.                                      Registration on Request.

(a)                                 Request by the Demand Party.  Subject to the following paragraphs of this Section 3(a) and to Section 3(h), (i) (A) on or before the third anniversary of the Closing Date, the Principal Investors, by unanimous approval, (B) after the third anniversary of the Closing Date, the Requisite Investors (so long as such Requisite Investors, together with their Affiliates, hold at least 20% of the issued and outstanding Common Stock) or (C) after the eighth anniversary of the Closing Date, any Principal Investor, together with its Affiliates, holding at least 20% of the issued and outstanding Common Stock, shall have the right to request that the Company conduct an IPO pursuant to and as provided in Section 3.6 of the Stockholders Agreement and (ii) following an IPO, a Principal Investor or Principal Investors holding (together with their Affiliates) at least 5% of the issued and outstanding shares of Common Stock shall have the right to require the Company to register, pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the number of Registrable Securities of such Principal Investor or Principal Investors and their Affiliates requested to be so registered (which number shall represent at least 5% of the issued and outstanding shares of Common Stock) pursuant to the terms of this Agreement, in each case by delivering a written notice to the Company (any such written notice, a “Demand Notice” and any such registration, a “Demand Registration”); provided that, unless consented to in writing by the Requisite Investors, the Company shall not be obligated to file a registration statement relating to any Demand Notice under this Section 3(a) within a period of 180 days after the effective date of any other Registration Statement relating to any Demand Notice under this Section 3(a).  Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3(a), the Company shall use its reasonable best efforts to file a Registration Statement as promptly as practicable and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

No Demand Registration shall be deemed to have occurred for purposes of the first sentence of the preceding paragraph if the Registration Statement relating thereto (i) does not become effective, (ii) is not maintained effective for the period required pursuant to this Section 3, or (iii) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period.

Within 10 days after receipt by the Company of a Demand Notice in accordance with this Section 3(a), the Company shall give written notice (the “Notice”) of such Demand Notice to all other Holders of Registrable Securities and shall, subject to the provisions of Section 3(b) hereof, include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within 15 days after such Notice is given by the Company to such Holders.

All requests made pursuant to this Section 3 will specify the number of Registrable Securities to be registered and/or, in the case of an IPO, the number of shares of Common Stock (if any) to be issued, and the intended methods of disposition thereof.

The Company shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for a period of at least 180 days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the Holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Company or an underwriter of the Company pursuant to the provisions of this Agreement.

(b)                                 Priority on Demand Registration.  If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter or underwriters advise the Holders of such securities in writing that in its reasonable view the total number or dollar amount of Registrable Securities proposed to be sold in such offering (including, without limitation, securities proposed to be included by other Holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights) is such as to adversely affect the success of such offering, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows (unless the underwriter requires a different allocation, provided that no such allocation may adversely affect THD or any MJ Investor relative to any Principal Investor or its Affiliates):

(i)                                     first, among the Holders of Registrable Securities requesting such registration (whether pursuant to a Demand Notice or pursuant to incidental or piggyback registration rights) pro rata on the basis of the percentage of Registrable Securities owned by each such Holder relative to the number of Registrable Securities owned by all such Holders until, with respect to each Holder, all Registrable Securities requested for registration by such Holders have been included in such registration; and

(ii)                                  second, the securities for which inclusion in such Demand Registration was requested by the Company.

(c)                                  Cancellation of a Demand Registration.  Holders of a majority of the Registrable Securities which are to be registered in a particular offering pursuant to this Section 3 shall have the right, prior to the effectiveness of the Registration Statement, to notify the Company that they have determined that the Registration Statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such

Registration Statement.  Any Holder of Registrable Securities who has elected to sell Registrable Securities in an underwritten offering pursuant to this Section 3 (including the Holder who delivered the Demand Notice of such registration) shall be permitted to withdraw from such registration by written notice to the Company if the price to the public at which the Registrable Securities are proposed to be sold will be less than 90% of the average closing price of the class of stock being sold in the offering during the 10 trading days preceding the date on which the Demand Notice of such offering was given pursuant to Section 3(a).

(d)                                 Postponements in Requested Registrations.  (i) If the Company shall at any time furnish to the Holders a certificate signed by its chairman of the board, chief executive officer, president or any other of its authorized officers stating that the filing of a Registration Statement with respect to Registrable Securities would require the disclosure of material information the disclosure of which would, in the good faith judgment of the Board of Directors of the Company, have a material adverse effect on the business, operations or prospects of the Company (including, without limitation, the ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction), the Company may postpone the filing (but not the preparation) of a Registration Statement required by this Section 3 for up to 45 days and (ii) if the Board of Directors of the Company determines in its good faith judgment, that the registration and offering otherwise required by this Section 3 would have an adverse effect on a then contemplated public offering of the Common Stock, the Company may postpone the filing (but not the preparation) of a Registration Statement required by this Section 3, during the period starting with the 30th day immediately preceding the date of the anticipated filing of, and ending on a date 90 days (or such shorter period as the managing underwriter may permit) following the effective date of, the Registration Statement relating to such other public offering; provided that the Company shall at all times in good faith use its reasonable best efforts to cause any Registration Statement required by this Section 3 to be filed as soon as possible and; provided, further, that the Company shall not be permitted to postpone registration pursuant to this Section 3(d) more than once in any 360-day period.  The Company shall promptly give the Holders requesting registration thereof pursuant to this Section 3 written notice of any postponement made in accordance with the preceding sentence.

(e)                                  Shelf-Take Downs.  At any time that a shelf registration statement covering Registrable Securities pursuant to Section 2 or Section 3 is effective, if any Principal Investor delivers a notice to the Company (a “Take-Down Notice”) (which shall be considered a registration upon request for purposes of Section 3(d)) stating that it intends to effect an underwritten offering of all or part of its Registrable Securities included by it on the shelf registration statement (a “Shelf Underwritten Offering”), then the Company shall amend or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities by any other holders pursuant to Section 3(b)).  In connection with any Shelf Underwritten Offering:

(i)            such proposing Principal Investor shall also deliver the Take-Down Notice to all other Holders included on such shelf registration statement and permit each Holder to include its Registrable Securities included on the shelf registration statement in the Shelf Underwritten Offering if such Holder notifies the proposing Principal Investor and the Company within five business days after delivery of the Take-Down Notice to such Holder; provided that in the event the Take-Down Notice is with respect to a Specified Non-Marketed Offering, each other Holder must notify the proposing Principal Investor and the Company within two business days after delivery of the Take-Down Notice to such Holder; and

(ii)           in the event that the underwriter advises such proposing Principal Investor and the Company in writing that in its reasonable view the total number or dollar amount of Registrable Securities proposed to be sold in such offering (including securities proposed to be included by other Holders of securities entitled to include securities in such take-down offering pursuant to Section 3(e)(i)) is such as to adversely affect the success of such offering, then the underwriter may limit the number of shares which would otherwise be included in such take-down offering in the same manner as described in Section 3(b) with respect to a limitation of shares to be included in a registration.

(f)            Registration Statement Form.  If any registration requested pursuant to this Section 3 which is proposed by the Company to be effected by the filing of a Registration Statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter shall advise the Company in writing that, in its reasonable opinion, the use of another form of Registration Statement is of material importance to the success of such proposed offering or is otherwise required by applicable law, then such registration shall be effected on such other form.

(g)           Selection of Underwriters.  The Company’s Coordination Committee exclusively shall negotiate agreements with the underwriters with regard to holdback and lock-up arrangements, provided that neither THD nor any MJ Investor shall be subject to any more restrictive holdback or lock-up arrangement than any of the Principal Investors or their Affiliates.  The Coordination Committee exclusively also shall select the lead managing underwriter in all underwritten offerings of the Company, including those made pursuant to Section 2 or Section 3 hereof.

(h)           Principal Investor Status.  Notwithstanding any other provision of this Agreement, references to any decision of the Requisite Investors or of the Principal Investors shall be subject to Section 2.8(a) of the Stockholders Agreement, which provisions describe the circumstances under which a Principal Investor may cease to have the right to participate in such decisions as a result of the failure to maintain the Requisite Percentage of the Company’s issued and outstanding Voting Securities.

4.             Registration Procedures.  If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 and Section 3 hereof, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a)           prepare and file, in each case as promptly as practicable, with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the Holders thereof or by the Company in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors.  The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which the Holders of a majority of the Registrable Securities covered by such Registration Statement (or their counsel) or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable law;

(b)           prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

(c)           notify each selling Holder of Registrable Securities, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(n) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling Holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d)           use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practical;

(e)           if requested by the managing underwriters, if any, or the Holders of a majority of the then issued and outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 4(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(f)            deliver to each selling Holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 4, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(g)           prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so required to qualify but for this paragraph (g) or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(h)           cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may request at least two business days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within ten business days prior to having to issue the securities;

(i)            use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

(j)            upon the occurrence of any event contemplated by Section 4(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(k)           prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(l)            provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(m)          use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, prior to the effectiveness of such Registration Statement (or, if such Registration is an initial public offering, use its reasonable best efforts to cause such Registrable Securities to be so listed within ten business days following the effectiveness of such Registration Statement);

(n)           enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its Subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the selling Holders of such Registrable Securities opinions of outside counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsels to the selling Holders of the Registrable Securities), addressed to each selling Holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling Holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 5 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the Principal Investors and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, their counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 4(n)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.  The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(o)           make available for inspection by a representative of the selling Holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law or applicable legal process or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person.  In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure.  Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company or its Subsidiaries in violation of law;

(p)           cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, participation in “road shows”);

(q)           cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

(r)            otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 thereunder.

The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each Holder of Registrable Securities agrees if such Holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv), 4(c)(v) or 4(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(j) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the Holder is required to discontinue disposition of such securities.

5.             Indemnification.

(a)           Indemnification by the Company.  The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (each such person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular, or other document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and relating to any action or inaction in connection with the related offering of Registrable Securities (without limitation of the preceding portions of this Section 5(a)) will reimburse each such Covered Person, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that the Company will not be liable in any such case (x) to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Covered Person or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Covered Person for use therein or (y) if such untrue statement or omission is completely corrected in an amendment or supplement to the Prospectus and such Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such Loss after the Company had furnished such Holder with a sufficient number of copies of the same (and the delivery thereof would have resulted in no such Loss).  It is agreed that the indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)           Indemnification by Holder of Registrable Securities.  The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed in accordance with Section 4 hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other Holders of Registrable Securities, the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and all other prospective sellers, from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, offering circular, or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will (without limitation of the portions of this Section 5(b)) reimburse the Company, such directors, controlling persons and prospective sellers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder for inclusion in such Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such

Holder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such Holder of Registrable Securities shall be limited to the net proceeds received by such selling Holder from the sale of Registrable Securities covered by such Registration Statement.

(c)           Conduct of Indemnification Proceedings.  If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure.  The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless:  (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable.  Whether or not such defense is assumed by the Indemnifying Party, such Indemnified Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld).  The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party or adversely affects such Indemnified Party other than as a result of financial obligations for which such Indemnified Party would be entitled to indemnification hereunder.

(d)           Contribution.  If the indemnification provided for in this Section 5 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5(d), an Indemnifying Party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 5(b) by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(e)           Other Indemnification.  Indemnification similar to that specified in the preceding provisions of this Section 5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

(f)                                   Non-Exclusivity.  The obligations of the parties under this Section 5 shall be in addition to any liability which any party may otherwise have to any other party.

6.                                      Registration Expenses.  All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Company (including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the NASD and (B) of compliance with securities or “Blue Sky” laws, including, without limitation, any fees and disbursements of counsel for the underwriters in connection with “Blue Sky” qualifications of the Registrable Securities pursuant to Section 4(g), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or by the Holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show, (vi) fees and disbursements of all independent certified public accountants referred to in Section 4(n) hereof (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company, and (vii) fees and disbursements of separate counsel for each of (x) the Principal Investors, (y) THD and (z) taken together, the MJ Investors, and, if none of such Principal Investors, THD or their Affiliates or the MJ Investors is participating in the offering, one counsel for the Holders of Registrable Securities whose shares are included in a Registration Statement, which counsel shall be selected by the Holders of a majority of the Registrable Securities included in such Registration Statement) (collectively, the “Registration Expenses”) shall be borne by the Company whether or not any Registration Statement is filed or becomes effective.  In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

The Company shall not be required to pay (i) fees and disbursements of any counsel retained by any Holder of Registrable Securities or by any underwriter (except as set forth above in this Section 6, (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Company) or (iii) any other expenses of the Holders of Registrable Securities not specifically required to be paid by the Company pursuant to the first paragraph of this Section 6.

7.                                      Rule 144.  After an IPO, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Principal Investor, make publicly available such information), and it will take such further action as any Holder of Registrable Securities (or, if the Company is not required to file reports as provided above, any Principal Investor) may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.  Notwithstanding anything contained in this Section 7, the Company may deregister under Section 12 of the Exchange Act if it then is permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

8.                                      Miscellaneous.

(a)                                 Termination.  This Agreement will be effective as of the date hereof and will continue in effect thereafter until the earliest of (a) its termination by the consent of all parties hereto or their respective successors in interest, (b) the date on which no Registrable Securities remain outstanding and (c) the dissolution, liquidation or winding up of the Company, whereupon this Agreement shall terminate other than the provisions of Section 5, which shall survive any termination of this Agreement.  Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

(b)                                 Holdback Agreement.  In consideration for the Company agreeing to its obligations under this Agreement, each Holder agrees in connection with any registration of the Company’s securities (whether or not such Holder is participating in such registration) upon the request of the Company and the underwriters managing any underwritten offering of the Company’s securities not to effect (other than pursuant to such registration or any Specified Non-Marketed Offering) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, or enter into any swap or other arrangement that transfers to another Person any of the economic consequences of ownership of, any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, during the Holdback Period, provided that nothing herein will prevent any Holder that is a partnership or corporation from making a transfer to an Affiliate that is otherwise in compliance with applicable securities laws and, if applicable, the Stockholders Agreement, so long as any such transferee agrees to be so bound.

If any registration pursuant to Section 3 of this Agreement shall be in connection with any underwritten public offering, the Company will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement (A) on Form S-4, Form S-8 or any successor forms thereto or (B) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, during the Holdback Period.

(c)                                  Amendments and Waivers.  This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if any such amendment, action or omission to act, has been approved by Stockholders holding in excess of 50% of the then outstanding Voting Securities of the Stockholders and, subject to Section 3(h), such amendment has been unanimously approved by the Principal Investors, provided that this Agreement may not be amended in a manner that would, by its terms, adversely affect the rights or obligations of any Stockholder which does not adversely affect the rights or obligations of all similarly situated Stockholders in the same manner without the consent of such Stockholder and provided further that this Agreement may not be amended in a manner that, by its terms, adversely affects the rights or obligations of THD or any MJ Investor which does not adversely affect the rights or obligations of the Principal Investors in the same manner without the consent of THD or such MJ Investor, as applicable.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.  Any Stockholder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Stockholder granting such waiver in any other respect or at any other time.

(d)                                 Successors, Assigns and Transferees.  This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent Holder of any Registrable Securities, subject to the provisions contained herein.  Without limitation to the foregoing, in the event that a Stockholder or any of its successors or assigns or any other subsequent Holder of any Registrable Securities distributes or otherwise transfers any shares of the Registrable Securities to any of its present or future shareholders, members, or general or limited partners, the Company hereby acknowledges that the registration rights granted pursuant to this Agreement shall be transferred to such shareholders, members or general or limited partners on a pro rata basis, and that at or after the time of any such distribution or transfer, any such shareholder, member, general or limited partner or group of shareholders, members or general or limited partners may designate a Person to act on its behalf in delivering any notices or making any requests hereunder.

(e)                                  Notices.  All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a facsimile (receipt confirmation requested), and shall be directed to the address set forth below (or at such other address or facsimile number as such party shall designate by like notice):

(i)	if to the Company, to:

HDS Investment Holding, Inc.
c/o HD Supply, Inc.
3100 Cumberland Blvd
Suite 1480
Atlanta, GA 30339
Attention: General Counsel
Fax: (770) 852-9466

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Paul S. Bird, Esq.
Jonathan E. Levitsky, Esq.
Fax: (212) 909-6836

(ii)	if to a Bain Investor, to:

Bain Capital, LLC
745 5th Avenue
New York, NY 10151
Attention: Stephen M. Zide
Fax: (212) 421-2225

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
One International Place
Boston, MA 02110
Attention: Newcomb Stillwell
Fax: (617) 951-7050

(iii) if to a Carlyle Investor, to:

The Carlyle Group
1001 Pennsylvania Avenue, NW
Suite 220 South
Washington, DC 20004-2505
Attention: Daniel Pryor
Fax: (202) 347-1818

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, DC 20004-1304
Attention: Daniel T. Lennon, Esq.
David S. Dantzic, Esq.
Fax: (202) 637-2201

(iv) if to a CD&R Investor, to:

Clayton, Dubilier & Rice, Inc.
375 Park Avenue
18th Floor
New York, New York 10152
Attention: Theresa Gore
Fax: (212) 407-5252

with a copy (which shall not constitute notice) to:

Clayton, Dubilier & Rice Limited
Cleveland House
33 King Street
SW1Y 6RJ
London, United Kingdom
Attention: David Novak
Fax: +44-207-747-3801

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Paul S. Bird, Esq.
Jonathan E. Levitsky, Esq.
Fax: (212) 909-6836

(v)	if to any other Stockholder, to the address of such other Stockholder as shown in the stock record book of the Company.

(f)                                   Further Assurances.  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

(g)                                  Entire Agreement; No Third Party Beneficiaries.  This Agreement, together with the Stockholders Agreement, the Subscription Agreements, the Indemnification Agreements and the Consulting Agreements, constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede any prior discussions, correspondence, negotiation, proposed term sheet, agreement, understanding or agreement and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement, and (ii) except as provided in Section 5 with respect to an indemnified party, this Agreement is not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

(h)                                 Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.  (i) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the laws of a different jurisdiction.

(ii)                                  Each party to this Agreement irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in such district any suit, action or other proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such court.  Each party to this Agreement hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action or other proceeding.  The parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any suit, action or other proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(iii)                               EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN.  NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED INSTRUMENTS OR THE RELATIONSHIP BETWEEN THE PARTIES.  NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 8(h).  NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

(i)                                     Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.

Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(j)                                    Enforcement.  Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

(k)                                 Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

(l)                                     No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, shareholder, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, shareholder, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, as such for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(m)                             Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement may be executed by facsimile signature(s).

(n)                                 Aggregation.  In the event that in connection with any underwritten offering, the underwriter of such offering requests a reduction in the number of Registrable Securities to be sold in accordance with Sections 2(b), 3(b) or 3(e)(ii), any Principal Investor shall be entitled by written notice to the Company to allocate among the Principal Investor and each other Holder that is a Permitted Transferee of such Principal Investor or its Affiliates (collectively, the “Principal Investor Group”) the aggregate number of Registrable Securities which may be sold following such reduction by such Principal Investor Group.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

HDS INVESTMENT HOLDING, INC.

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President

CLAYTON, DUBILIER & RICE FUND VII, L.P.

By:	CD&R Associates VII, Ltd., its general partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and Assistant
Secretary

CD&R PARALLEL FUND VII, L.P.

By:	CD&R Parallel Fund Associates VII, Ltd.,
its general partner

By:	/s/ Theresa A. Gore
	Name	Theresa A. Gore
	Title:	Vice President, Treasurer and
Assistant Secretary

CLAYTON, DUBILIER & RICE FUND VII (CO-INVESTMENT), L.P.

By:	CD&R Associates VII (Co-Investment), Ltd.,
its general partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and
Assistant Secretary

CARLYLE PARTNERS V, L.P.

By:	TC Group V, L.P., its general partner
	By:	TC Group V, L.L.C., its general partner
		By:	TC Group, L.L.C., its sole member
			By:	TCG Holdings, L.L.C., its managing member

			By:	/s/ Daniel Pryor
				Name:	Daniel Pryor
				Title:	Managing Director

CARLYLE PARTNERS V-A, L.P.

By:	TC Group V, L.P., its general partner
	By:	TC Group V, L.L.C., its general partner
		By:	TC Group, L.L.C., its sole member
			By:	TCG Holdings, L.L.C., its managing member

			By:	/s/ Daniel Pryor
				Name:	Daniel Pryor
				Title:	Managing Director

CP V COINVESTMENT A, L.P.

By:	TC Group V, L.P., its general partner
	By:	TC Group V, L.L.C., its general partner
		By:	TC Group, L.L.C., its sole member
			By:	TCG Holdings, L.L.C., its managing member

	By:	/s/ Daniel Pryor
		Name:			Daniel Pryor
		Title:			Managing Director

CP V COINVESTMENT B, L.P.

By:	TC Group V, L.P., its general partner
	By:	TC Group V, L.L.C., its general partner
		By:	TC Group, L.L.C., its sole member
			By:	TCG Holdings, L.L.C., its managing member

			By:	/s/ Daniel Pryor
				Name:	Daniel Pryor
				Title:	Managing Director

BAIN CAPITAL INTEGRAL INVESTORS
2006, LLC

By:	Bain Capital Investors, LLC, its administrative member

	By:	/s/ Stephen Zide
Name: Stephen Zide
Title: Managing Director

THD HOLDINGS, LLC

By:	/s/ Steven M. Levy
	Name:	Steven M. Levy
	Title:	President

JFI-HDS, LLC

By:	/s/ Mitchell Jacobson
	Name:	Mitchell Jacobson
	Title:	Managing Member

JFI-HDS AFFILIATES, LLC

By:	/s/ Mitchell Jacobson
	Name:	Mitchell Jacobson
	Title:	Managing Member

SQUAM LAKE INVESTORS VII, L.P.

By: BGPI, Inc., its general partner

By:	/s/ Bill Doherty
Name:	Bill Doherty
Title:	Vice President

WABAN INVESTORS III, L.P.

By:	BG Investments, Inc.,
its Managing General Partner

By:	/s/ Jeff Bradach
Name:	Jeff Bradach
Title:	Vice President

JOINDER AGREEMENT

Reference is made to the Amended and Restated Registration Rights Agreement, dated as of September 17, 2007 (as amended from time to time, the “Registration Rights Agreement”), among HDS Investment Holding, Inc. (the “Company”) and certain stockholders of the Company party thereto.  The undersigned agrees, by execution hereof, to become a party to, and to be subject to the rights and obligations under, the Registration Rights Agreement, other than the obligations set forth in the first paragraph of Section 8(b) thereof.

By:
Name:

Date:

Address:

Acknowledged by:

HDS INVESTMENT HOLDING, INC.

By:
Name:
Title:

Date: